FOR IMMEDIATE RELEASE

ALCO Stores Announces New Credit Facility

COPPELL, TX, June 2, 2014 – ALCO Stores, Inc. (NASDAQ: ALCS), announced today that Wells Fargo Capital Finance, part of Wells Fargo & Company (NYSE: WFC), acted as administrative agent on a $125 million senior secured revolver, $5 million real estate term loan and $12.5 million term loan, which ALCO Stores will use for working capital and general corporate purposes. Additionally, Wells Fargo amended an existing ALCO credit agreement from $130 million to $142.5 million.

The benefits of the Amended and Restated Credit Agreement include an extension of the Agreement for five years through 2019, and access to additional availability of approximately $17.5 million. The additional availability will be collateralized by five owned properties (four retail stores and the Company’s distribution center) and expanded access to inventory assets.

“Executing this expanded credit facility, which provides flexible financial tools and solutions, is a milestone in our strategic efforts to manage ALCO Stores for enhanced efficiency and profitability,” said Wayne Peterson, chief financial officer, ALCO Stores. “We appreciate Wells Fargo and recognize them as an important and longstanding partner to our Company.”

“We are pleased to have provided this financing to ALCO Stores so that the retailer can continue to provide quality products and exceptional service to its customers,” said James Dore, president of the commercial and retail finance group at Wells Fargo Capital Finance. “ALCO Stores is a longstanding client of Wells Fargo Capital Finance, and we look forward to supporting the company as it continues to grow.”

About ALCO Stores, Inc.

Founded in 1901, ALCO Stores, Inc. (NASDAQ: ALCS) is a broad-line retailer, primarily located in small underserved communities across 23 states. The Company has 198 stores that offer both name brand and private label products of exceptional quality at reasonable prices. ALCO Stores is proud to have continually provided friendly, personal service to its customers for the past 113 years. To learn more about ALCO Stores, visit www.ALCOstores.com.

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About Wells Fargo Capital Finance

Wells Fargo Capital Finance is the trade name for certain asset-based lending services, senior secured lending services, accounts receivable and purchase order finance services, and channel finance services of Wells Fargo & Company and its subsidiaries, and provides traditional asset-based lending, specialized senior and junior secured financing, accounts receivable financing, purchase order financing and channel finance to companies across the United States and internationally. Dedicated teams within Wells Fargo Capital Finance provide financing solutions for companies in specific industries such as retail, software publishing and high-technology, commercial finance, staffing, government contracting and others. For more information, visit wellsfargocapitalfinance.com.

About Wells Fargo

Wells Fargo & Company (NYSE: WFC) is a nationwide, diversified, community-based financial services company with $1.4 trillion in assets. Founded in 1852 and headquartered in San Francisco, Wells Fargo provides banking, insurance, investments, mortgage, and consumer and commercial finance through more than 9,000 stores, 12,000 ATMs, and the Internet (wellsfargo.com), and has offices in more than 35 countries to support the bank’s customers who conduct business in the global economy. With more than 270,000 team members, Wells Fargo serves one in three households in the United States.  Wells Fargo & Company was ranked No. 25 on Fortune’s 2013 rankings of America’s largest corporations. Wells Fargo’s vision is to satisfy all our customers’ financial needs and help them succeed financially.

Forward-looking statements

All of the statements in this release, other than historical facts, are forward-looking statements made in reliance upon the safe harbor of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the inclusion of “will,” “believe,” “intend,” “expect,” “plan,” “project” and similar future-looking terms. You should not rely unduly on these forward-looking statements. These forward-looking statements reflect management’s current views and projections regarding economic conditions, retail industry environments, and Company performance. Forward-looking statements inherently involve risks and uncertainties, and, accordingly, actual results may vary materially. Factors which could significantly change results include but are not limited to: sales performance, expense levels, competitive activity, interest rates, changes in the Company’s financial condition, and factors affecting the retail category in general. Further risks that could cause actual results to differ materially from those matters expressed in or implied by such forward-looking statements are set forth under “Risk Factors” in the Company’s Form 10-K for the fiscal year ended February 2, 2014, and its subsequent quarterly reports on Form 10-Q. The Company does not undertake, and hereby disclaims, any duty to update these forward-looking statements, although its situation and circumstances may change in the future.

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For more information, contact:

Wayne S. Peterson

Senior Vice President – Chief Financial Officer

469-322-2900 X1071

email: wpeterson@alcostores.com

or

Debbie Hagen

Hagen and Partners

913-642-6363

email: dhagen@hagenandpartners.com

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